Exhibit 99.1

Oncobiologics Issues $8.35 Million of Senior Secured Notes and Warrants to
Acquire 1.9 Million Shares as part of Aggregate $10.0 Million Note and 2.3 Million
Warrant Offering

Cranbury, NJ – December 23, 2016 — Oncobiologics, Inc. (NASDAQ: ONS), a clinical-stage biopharmaceutical company focused on identifying, developing, manufacturing and commercializing complex monoclonal antibody (mAb) biosimilar therapeutics, today announced that it entered into a Note and Warrant Purchase Agreement with existing investors.

The agreement provides for the issuance and sale of up to $10.0 million of senior secured promissory notes (the “Notes”), which bear interest at a rate of 5.0% per year and have a one-year maturity, and 5-year warrants to acquire an aggregate 2.3 million shares of the Company’s common stock at an exercise price of $3.00 per share (the “Warrants”). At the initial closing, the Company issued $8.35 aggregate principal amount of Notes and 1,920,500 Warrants. Under the agreement, the Company may issue up to $1.65 million of additional Notes and 379,500 Warrants in additional closings over 90 days from the date of the Note and Warrant Purchase Agreement without approval of holders of the Notes.

The Company used a portion of the proceeds from the sale of the Notes to pay off its existing senior secured bank loans, and will use the remainder for working capital purposes as it pursues strategic opportunities.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Oncobiologics, Inc. and its BioSymphony™ Platform

Oncobiologics is a clinical-stage biopharmaceutical company focused on identifying, developing, manufacturing and commercializing complex biosimilar therapeutics. Its current focus is on technically challenging and commercially attractive monoclonal antibodies (mAbs) in the disease areas of immunology and oncology. Oncobiologics is advancing its pipeline of eight biosimilar products, two of which are currently in clinical development. Led by a team of biopharmaceutical experts, Oncobiologics operates from an in-house state-of-the-art fully integrated research and development, and manufacturing facility in Cranbury, New Jersey. Oncobiologics employs its BioSymphony™ Platform to address the challenges of biosimilar development and commercialization by developing high quality mAb biosimilars in an efficient and cost-

effective manner on an accelerated timeline. For more information, please visit www.oncobiologics.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include statements about the amount of additional senior notes and warrants we may issue. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Therefore, they may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Oncobiologics:	Lawrence A. Kenyon
Chief Financial Officer
LawrenceKenyon@oncobiologics.com

Media & Investors:	Alex Fudukidis
Russo Partners, LLC
alex.fudukidis@russopartnersllc.com